Exhibit 99.1

           ADC Reports Results for the Third Quarter of Fiscal 2005;
               Broad-Based Year-over-Year Growth in Sales and EPS

     MINNEAPOLIS--(BUSINESS WIRE)--Aug. 30, 2005--ADC (NASDAQ:ADCT):

     --   Net Sales from Continuing Operations Were $315 Million, Up 40% from
          3Q04

     -- KRONE Results Are Included in All Quarters Starting with the Third Quarter of Fiscal 2004

     -- Broad-based Year-Over-Year Sales Growth Driven by Sales of Global Connectivity and OmniReach(TM) Fiber-to-the-X Solutions, as well as Digivance(R) Wireless Systems and Professional Services

     -- International Sales Were 43% of Total Sales; United States Sales Grew 45% from 3Q04

     -- Operating Expenses (Excluding Restructuring and Impairment Charges) at 26.0% of Sales Reduced from 36.1% in 3Q04

     -- Operating Margin (Excluding Restructuring and Impairment Charges) Improves to 10.8% from 2.0% in 3Q04

     -- $0.28 GAAP Diluted Earnings Per Share from 3Q05 Continuing Operations (Includes $0.01 of Restructuring and Impairment Charges), up from $0.03 in 3Q04

     -- Total Cash and Securities (Short- and Long-term) Were $609 Million at Quarter End

     ADC (NASDAQ:ADCT)(www.adc.com) today announced results for its third fiscal quarter ended July 29, 2005 prepared in accordance with generally accepted accounting principles (GAAP). The results are summarized below for ADC and its operating segments, Broadband Infrastructure and Access, and Professional Services, on a continuing operations basis.
     "Similar to our second fiscal quarter results, we continued in the third fiscal quarter to deliver among the strongest year-over-year growth in sales and earnings per share (EPS) from continuing operations compared to most communications equipment suppliers for the comparable period. EPS from continuing operations increased to $0.28 from $0.03 last year. Our strong year-over-year performance in our third quarter was a result of an increase in sales of our broad family of communications infrastructure products and services, as well as improved operating margins (excluding restructuring and impairment charges) to 10.8% of sales compared to 2.0% in the third quarter of 2004," said Robert E. Switz, president and CEO of ADC.
     "Our 40% year-over-year sales growth in the July 2005 fiscal quarter compared to an estimate of approximately 15% growth in aggregate capital spending at the largest U.S. telco and wireless carriers for the June 2005 calendar quarter," added Switz. "Strong contributions from our global connectivity solutions (excluding OmniReach sales), as well as from OmniReach Fiber-to-the-X (FTTX) products, Digivance wireless systems and professional services drove this significant growth. We will continue our focus on sales growth and lowering our cost of operations as we execute on our plans for long-term profitable growth."

     Discontinued Operations

     In the third fiscal quarter of 2005, ADC classified as discontinued operations the business related to its subsidiary ADC Systems Integration UK Limited. The subsidiary was sold on May 24, 2005. Consequently, this business is no longer included in results from continuing operations for the third fiscal quarter of 2005 and prior periods.


GAAP Results (dollars in millions, except per share amounts), Continuing Operations

ADC Results                                 2005      2005      2004
-----------                                Third     Second    Third
                                          Quarter   Quarter   Quarter
                                         --------- --------- ---------
Net sales                               $   314.6     312.4     224.9
   Percent outside U.S.                      42.9%     44.0%     45.1%
Gross margin                                 36.8%     37.4%     38.2%
Restructuring and impairment charges    $     1.0       3.3       0.6
Operating margin                             10.5%     10.2%      1.7%
Income from continuing operations       $    34.1      34.8       3.8
Earnings per share from
   continuing operations - diluted      $    0.28      0.28      0.03
Earnings per share for all periods are calculated giving effect to the one-for-seven reverse stock split, which became effective on May 10, 2005.

GAAP Segment Results (dollars in millions), Continuing Operations
Below are summarized the results for our two operating segments, Broadband Infrastructure and Access (BIA) and Professional Services
(PS):

                                           BIA      PS   Consolidated
                                         -------- ------ -------------
2005 Third Quarter:
Net sales                               $  259.4   55.2         314.6
Restructuring and impairments           $    0.8    0.2           1.0
Operating income (loss)                 $   37.1   (4.2)         32.9
2005 Second Quarter:
Net sales                               $  248.7   63.7         312.4
Restructuring and impairments           $    2.6    0.7           3.3
Operating income (loss)                 $   33.3   (1.5)         31.8
2004 Third Quarter:
Net sales                               $  183.7   41.2         224.9
Restructuring and impairments           $    0.5    0.1           0.6
Operating income (loss)                 $   13.8   (9.9)          3.9

ADC's Strong Earnings Produce Higher Cash Flows in the Three-Months Ended July 29, 2005

"In addition to our strong year-over-year growth in sales and GAAP diluted EPS from continuing operations, we generated increased total cash provided by operating activities from continuing operations in the three months ended July 29, 2005," said Gokul Hemmady, ADC's chief financial officer. "These improved cash flows increased our cash and securities balances from $585 million at the end of April 2005 to $609 million at end of July 2005, which was sufficient to complete our August 2005 acquisition of Fiber Optic Network Solutions (FONS) and provides ample funds for investing in new product development to capture future growth opportunities in fiber, Internet Protocol, Ethernet, wireless and enterprise networks worldwide."

Other GAAP Data & Related Statistics

Below are summarized certain ADC balance sheet and cash flow information on a GAAP basis and related statistics:

Balance Sheet Data and Related Statistics  July 29, April 29, July 31,
(dollars in millions)                         2005      2005     2004
-----------------------------------------  -------- --------- --------
Cash and cash equivalents - unrestricted  $  101.2      99.6     60.2
Short-term available for sale securities  $  474.3     448.4    359.4
Long-term available for sale securities   $   16.6      18.3     23.2
Restricted cash                           $   16.5      19.1     19.8
                                           -------- --------- --------
Total cash and securities                 $  608.6     585.4    462.6
                                           ======== ========= ========
Current ratio                                  3.6       3.4      2.7
Long-term notes payable                   $  400.0     400.0    400.0


     ADC's total cash and securities (short- and long-term) were $609 million on July 29, 2005. The increase from the previous quarter was primarily a result of an increase in cash provided by operating activities from continuing operations. The increase from July 31, 2004 was primarily a result of increased earnings from continuing operations, lower cash used by operating activities from discontinued operations, proceeds received from divestitures, collections of notes receivables and proceeds from asset sales, partially offset by an increase in working capital to support sales growth in fiscal 2005. On August 26, 2005, ADC completed its acquisition of FONS resulting in ADC's cash balance decreasing by approximately $172 million. ADC believes that the remaining cash and securities balance is sufficient for organic growth plans for ADC's core business as $200 million of convertible notes do not mature until June 15, 2008, and the other $200 million of convertible notes do not mature until June 15, 2013. All convertible notes have a conversion price of $28.091 per share. In addition, ADC's deferred tax assets, which are nearly fully reserved at this time, should reduce its income tax payable on taxable earnings in future years.


Cash Flow Data and Related Statistics       Nine       Nine
(dollars in millions)                      Months     Months
                                            Ended      Ended
                                          July 29,   July 31,
                                             2005       2004
--------------------------------------  ---------- ----------
Total cash provided by (used in)
   operating activities from
   continuing operations               $      6.9       26.1
Total cash provided by (used in)
   operating activities from
   discontinued operations             $     (2.3)     (45.0)



                                           2005       2005      2004
                                           Third     Second     Third
                                          Quarter    Quarter   Quarter
                                        ---------- ---------- --------
Days sales outstanding                       58.3       54.5     57.0
Inventory turns - annualized                  6.1        6.3      5.0
Depreciation and amortization          $     14.3       13.4     10.2
Property and equipment additions,
   net of (disposals)                  $      7.7       (9.4)    (1.4)


     In the nine months ended July 29, 2005, total cash provided by operating activities from continuing operations was primarily from increased earnings from continuing operations substantially offset by an increase in working capital to support the strong sales growth in fiscal 2005. In the nine months ended July 31, 2004, total cash provided by operating activities from continuing operations was primarily from increased earnings from continuing operations partially offset by an increase in working capital to support the initial recovery of sales growth in fiscal 2004.
     Total employees were approximately 8,600 as of both July 29, 2005 and April 29, 2005 and approximately 8,200 as of July 31, 2004. The year-over-year increase in employees in the quarter was primarily a result of increased manufacturing capacity in Mexico to support higher sales volumes offset by divestitures in 2004 and workforce reductions related to the integration of the KRONE acquisition.

     Review of Operating Segments

     Sales from ADC's operating segments from continuing operations are summarized above. What follows is commentary on the changes in the sales results from continuing operations for our operating segments, which includes KRONE results in third and second fiscal quarters of 2005 and the third fiscal quarter of 2004.

     Broadband Infrastructure and Access (BIA)

     At the end of the third fiscal quarter of 2005, KRONE product sales have been in ADC's results for substantially a full year following the acquisition being finalized on May 18, 2004. Consequently, KRONE product sales will no longer be separately broken out in this and future earnings releases. KRONE's product results are integrated into ADC's global connectivity solutions. Comparing third quarters on a year-over-year basis, BIA sales of $259 million are 42% higher as a result of a 36% increase in sales of global connectivity solutions (copper, fiber and enterprise connectivity products), excluding OmniReach products. In addition, OmniReach Fiber-to-the-X product sales increased 436% and Digivance wireless systems sales increased 176%. This growth was partially offset by a 14% decrease in sales of wireline access systems. On a quarterly sequential basis from the second quarter of 2005, BIA sales were 4% higher due to 1% growth in sales of global connectivity solutions, excluding OmniReach products. In addition, OmniReach Fiber-to-the-X product sales increased 19% and Digivance wireless systems sales increased 23%. Sales of wireline access systems also grew 9% in the quarter.
     On May 9, 2005, ADC acquired OpenCell Corp. The sales of OpenCell systems were insignificant in the third fiscal quarter. On August 26, 2005, ADC acquired FONS. Beginning in the fourth fiscal quarter of 2005, the results of FONS will be included in ADC's consolidated results for the period subsequent to the acquisition date.

     Professional Services

     For the reasons described in the BIA commentary, KRONE services sales will no longer be separately broken out in this and future earnings releases. Comparing third quarters on a year-over-year basis, 2005 sales for Professional Services of $55 million increased by 34% primarily as a result of increased sales in both the United States and Europe. This sales growth was driven primarily by increased sales to wireless carriers. On a quarterly sequential basis from the second quarter of 2005, Professional Services sales in the third quarter of 2005 decreased 13% primarily as a result of a decrease in sales in both the United States and Europe. The decrease was across most customer markets.


Restructuring Charges, Acquired Intangibles Amortization and Certain Nonoperating Gains/Losses

The table below shows the impact of restructuring charges, acquired intangibles amortization and certain non-operating gains/losses included in GAAP results. In addition, the table reconciles GAAP results to adjusted income from continuing operations and related earnings per share.

Reconciliation                              2005      2005      2004
(dollars in millions,                       Third    Second     Third
 except per share amounts)                 Quarter   Quarter   Quarter
----------------------------------------  --------- --------- --------
GAAP income from continuing
    operations                           $    34.1      34.8      3.8
Impairment charges                       $       -       0.1        -
Restructuring charges                    $     1.0       3.2      0.6
Acquired intangibles amortization        $     2.9       2.6        -
                                          --------- --------- --------
Adjusted income from continuing
    operations                           $    38.0      40.7      4.4
                                          ========= ========= ========
Adjusted earnings per share from
    continuing operations - diluted      $    0.31      0.33     0.04
                                          ========= ========= ========
Average shares outstanding - diluted
    (millions)                               131.4     130.5    116.0
Convertible note interest add back
    in EPS computation                         2.3       2.0        -


     Outlook

     The following guidance is presented on a GAAP basis and includes the estimated results of FONS for the period subsequent to the closing of the acquisition on August 26, 2005. When it reports future results, ADC intends to show the impact of restructuring and impairment charges, acquired intangibles amortization, expenses of a FONS employee retention pool and certain non-operating gains/losses included in its actual GAAP results.
     Due to the strong growth of sales and earnings in the first nine months of ADC's fiscal 2005, it appears that many of our customers may have accelerated their annual capital spending during the first calendar-half of 2005. In addition, our expansion into new growth markets of FTTX, wireless and enterprise may have changed the seasonality of our business to be different than our historical central-office-based business. For example, while our Digivance wireless sales have grown 138% in the first nine months of ADC's fiscal 2005 compared to the same period in fiscal 2004, these sales have fluctuated from one quarter to the next in the past and are expected to continue to fluctuate from one quarter to the next due to the timing of new products and customer deployments. Consequently, historical seasonal patterns of sequential sales growth in which our fourth fiscal quarter sales are typically higher than in the third fiscal quarter may not apply in fiscal 2005 and beyond. For these and other reasons, ADC believes it is difficult to forecast fourth fiscal quarter 2005 sales and GAAP diluted EPS at this time. Depending on sales mix and other factors, ADC currently estimates that sales in the fourth quarter of fiscal 2005 will be around $315-$325 million (includes an estimated $15 million of FONS sales.) Excluding FONS sales, ADC's estimated fourth fiscal quarter sales would be approximately 14%-18% higher than fourth quarter 2004 sales of $264 million. Based on this sales guidance, subject to sales mix and other factors, GAAP diluted EPS from continuing operations in the fourth quarter of fiscal 2005 are estimated to be around $0.24-$0.28 (includes an estimated $0.01 EPS related to FONS.) ADC's EPS guidance for the fourth quarter of 2005 compares to $0.13 in the fourth quarter of 2004. This EPS guidance is subject to reductions - the amounts of which are uncertain at this time - from any significant restructuring and impairment charges and certain non-operating gains/losses, as well as FONS acquisition-related expenses, amortization of FONS acquired intangibles and expenses of a FONS employee retention pool.
     This guidance assumes operating margins of around 10% to 11% based on gross margins of around 36% to 37%, depending on sales mix, and operating expenses at around 26% of sales, depending on the actual amount of variable expenses and excluding any significant restructuring and impairment charges, as well as excluding FONS acquisition-related expenses, amortization of FONS acquired intangibles and expense of a FONS employee retention pool, of which the amounts are uncertain at this time. An estimated provision for income taxes of around $2 million per quarter is also assumed. ADC remains focused on progressing toward its long-term goal of operating margins in the range of 14%-18% in the next 2-3 years. This goal assumes gross margins of around 38%-41% and operating expenses of around 23%-24% of sales, subject to any significant restructuring and impairment charges of which the amounts are uncertain at this time.

     For the calculation of GAAP diluted EPS from continuing operations, this guidance for the fourth fiscal quarter of 2005 is based on the if-converted method, which assumes that our convertible notes are converted to equity. This method results in the fully diluted EPS calculation for continuing operations using a:

     -- Numerator of the sum of income from continuing operations plus a convertible note interest add back of around $2.5 million per quarter.

     --   Denominator of around 132-133 million average shares outstanding.

     Starting in the third quarter of fiscal 2002, the tax benefits of ADC's pre-tax losses have been added to deferred tax assets with an offsetting valuation reserve. As of July 29, 2005, ADC had a total of $1,060 million in deferred tax assets (primarily for U.S. income taxes) that have been offset by a nearly full valuation reserve and as a result have been shown on the balance sheet at an insignificant amount. Approximately $226 million of these deferred tax assets relate to capital loss carryovers that can be utilized only against realized capital gains through October 31, 2009. As it generates pre-tax income in future periods, ADC currently expects to record minimal income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Excluding the deferred tax assets related to capital loss carryovers, most of the remaining deferred tax assets are not expected to expire until after fiscal 2021.

     A copy of this news release, including the financial guidance it contains, can be accessed at www.adc.com/investorrelations/newsandcommunications/earningsreleases/.


Reconciliations of Operating Expense and Operating Income

The table below reconciles GAAP operating expense and income to adjusted operating expense and income to show the derivations of adjusted operating expense as a percent of sales and adjusted operating margin.

Reconciliations                             2005      2005      2004
(dollars in millions)                      Third     Second    Third
                                           Quarter   Quarter   Quarter
----------------------------------------  --------- --------- --------
GAAP operating expense                   $    82.9      85.1     81.9
Impairment charges                       $       -       0.1        -
Restructuring charges                    $     1.0       3.2      0.6
                                          --------- --------- --------
Adjusted operating expense               $    81.9      81.8     81.3
                                          ========= ========= ========
Adjusted operating expense as a percent
   of sales                                   26.0%     26.2%    36.1%
                                          ========= ========= ========

GAAP operating income                    $    32.9      31.8      3.9
Impairment charges                       $       -       0.1        -
Restructuring charges                    $     1.0       3.2      0.6
                                          --------- --------- --------
Adjusted operating income                $    33.9      35.1      4.5
                                          ========= ========= ========
Adjusted operating margin                     10.8%     11.2%     2.0%
                                          ========= ========= ========


     Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

     ADC will discuss its third quarter 2005 results and current outlook on a conference call scheduled today, August 30, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on Webcasts. Starting today at 6:30 p.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on September 6 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 8266535) or on the Internet at www.adc.com/investor, by clicking on Webcasts.

     About ADC

     ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC's innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ:ADCT) has sales into more than 150 countries. Learn more about ADC at www.adc.com.

     Cautionary Statement Regarding Forward Looking Information

     All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions that any forward-looking statements made by us in this report or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation: the magnitude and duration of the recovery from the significant downturn in the communications equipment industry, which was primarily during ADC's fiscal years 2001 to 2003, particularly with respect to the demand for equipment by telecommunication service providers, from which a majority of our sales are derived; our ability to restructure our business to achieve, maintain and grow operating profitability; macroeconomic factors that influence the demand for telecommunications services and the consequent demand for communications equipment; possible consolidation among our customers, competitors or vendors which could cause disruption in our customer relationships or displacement of us as an equipment vendor to the surviving entity in a customer consolidation; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices with respect to product line acquisitions or divestitures; our ability to integrate the operations of any acquired businesses with our own operations; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we presently feel have the greatest growth potential; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in demand for particular products in our portfolio which have varying profit margins; the impact of regulatory changes on our customers' willingness to make capital expenditures for our equipment and services; financial problems, work interruptions in operations or other difficulties faced by some of our customers, which can influence future sales to these customers as well as our ability to collect amounts due us; economic and regulatory conditions both inside and outside of the United States, as our sales are split approximately evenly between the U.S. and non-U.S. jurisdictions; our ability to protect our intellectual property rights and defend against infringement claims made by third parties; possible limitations on our ability to raise additional capital if required, either due to unfavorable market conditions, lack of investor demand or the current corporate charter limitation on our ability to issue additional shares of common stock; our ability to attract and retain qualified employees; our ability to maintain key competencies during a period of reduced resources and restructuring; potential liabilities that could arise if there are design or manufacturing defects with respect to any of our products; our ability to obtain raw materials and components, and our increased dependence on contract manufacturers to make certain of our products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; our ability to successfully defend or satisfactorily settle our pending litigation; and other risks and uncertainties, including those identified in the Risk Factors included in Exhibit 99 of ADC's Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2005. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS - UNAUDITED
                            (In millions)

                                ASSETS

                                                 July 29,  October 31,
                                                   2005       2004
                                                 ---------------------

CURRENT ASSETS:
  Cash and cash equivalents                        $101.2       $66.2
  Short-term marketable securities                  474.3       434.6
  Accounts receivable                               203.8       156.2
  Unbilled revenue                                   39.6        34.8
  Inventories                                       130.0        97.6
  Assets of discontinued operations                     -        22.0
  Prepaid and other current assets                   34.9        24.7
                                                 ---------------------

    Total current assets                            983.8       836.1

 PROPERTY AND EQUIPMENT, net                        217.3       232.5

 ASSETS HELD FOR SALE                                   -         6.6

 RESTRICTED CASH                                     16.5        21.9

 GOODWILL                                           172.5       180.1

 INTANGIBLES                                         89.9        93.0

 LONG-TERM MARKETABLE SECURITIES                     16.6        26.8

 OTHER ASSETS                                        19.6        31.1

                                                 ---------------------
  TOTAL ASSETS                                   $1,516.2    $1,428.1
                                                 =====================



                 LIABILITIES & SHAREOWNERS' INVESTMENT

 CURRENT LIABILITIES:
  Accounts payable                                  $80.4       $72.5
  Accrued compensation and benefits                  69.4        65.6
  Other accrued liabilities                          75.1        80.9
  Income taxes payable                               19.7        27.6
  Restructuring accrual                              29.1        38.4
  Liabilities of discontinued operations                -        16.7
  Notes payable                                         -         0.3
                                                 ---------------------

    Total current liabilities                       273.7       302.0


  PENSION OBLIGATIONS & OTHER LT OBLIGATIONS         65.1        66.8
  LONG-TERM NOTES PAYABLE                           400.0       400.0
                                                 ---------------------
    Total liabilities                               738.8       768.8

  SHAREOWNERS' INVESTMENT
    (116.4 and 115.7 shares outstanding)            777.4       659.3

                                                 ---------------------
  TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT  $1,516.2    $1,428.1
                                                 =====================


            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                              GAAP BASIS
               (In Millions, Except Per Share Amounts)

                                                          For the
                        For the Three Months Ended   Nine Months Ended
                        ---------------------------  -----------------
                        July 29, April 29, July 31,  July 29, July 31,
                          2005     2005      2004      2005     2004
                        -------- --------- --------  -------- --------
NET SALES                $314.6    $312.4   $224.9    $867.6   $509.7

COST OF PRODUCT SOLD      198.8     195.5    139.1     552.8    307.6
                        -------- --------- --------  -------- --------
GROSS PROFIT              115.8     116.9     85.8     314.8    202.1
                        -------- --------- --------  -------- --------
GROSS MARGIN               36.8%     37.4%    38.2%     36.3%    39.7%

EXPENSES:
  Research and
   development             18.4      18.2     16.5      51.8     43.2
  Selling and
   administration          63.5      63.6     64.8     188.0    135.2
  Impairment charges          -       0.1        -       0.1      1.5
  Restructuring charges     1.0       3.2      0.6       7.3     12.4
                        -------- --------- --------  -------- --------
    Total Expenses         82.9      85.1     81.9     247.2    192.3
                        -------- --------- --------  -------- --------
      As a Percentage of
       Net Sales           26.4%     27.2%    36.4%     28.5%    37.7%

OPERATING INCOME           32.9      31.8      3.9      67.6      9.8
OPERATING MARGIN           10.5%     10.2%     1.7%      7.8%     1.9%
OTHER INCOME (EXPENSE),
 NET:
    Interest                2.8       1.5      0.6       5.2      2.9
    Other                  (0.1)      3.8     (0.4)     15.0      6.1
                        -------- --------- --------  -------- --------

INCOME BEFORE INCOME
 TAXES                     35.6      37.1      4.1      87.8     18.8
PROVISION (BENEFIT) FOR
 INCOME TAXES               1.5       2.3      0.3       4.8      0.8
                        -------- --------- --------  -------- --------
INCOME FROM CONTINUING
 OPERATIONS                34.1      34.8      3.8      83.0     18.0

DISCONTINUED OPERATIONS,
 NET OF TAX:
  Income (loss) from
   discontinued
   operations              (2.8)     (0.5)   (11.2)     (1.1)   (52.1)
  Gain (loss) on sale of
   subsidiary              (7.4)     (0.9)    (6.9)     27.9     (9.2)
                        -------- --------- --------  -------- --------
                          (10.2)     (1.4)   (18.1)     26.8    (61.3)

NET INCOME (LOSS)         $23.9     $33.4   $(14.3)   $109.8   $(43.3)
                        ======== ========= ========  ======== ========
NET MARGIN                  7.6%     10.7%   (6.4%)     12.7%   (8.5%)

AVERAGE COMMON SHARES
 OUTSTANDING - BASIC      116.0     115.7    115.6     115.8    115.4
                        ======== ========= ========  ======== ========
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED    131.4     130.5    116.0     130.8    116.2
                        ======== ========= ========  ======== ========

EARNINGS (LOSS) PER
 SHARE FROM CONTINUING
 OPERATIONS - BASIC       $0.29     $0.30    $0.03     $0.72    $0.15
                        ======== ========= ========  ======== ========
EARNINGS (LOSS) PER
 SHARE FROM CONTINUING
 OPERATIONS - DILUTED     $0.28     $0.28    $0.03     $0.68    $0.15
                        ======== ========= ========  ======== ========

EARNINGS (LOSS) PER
 SHARE FROM
 DISCONTINUING
 OPERATIONS - BASIC      $(0.09)   $(0.01)  $(0.15)    $0.23   $(0.53)
                        ======== ========= ========  ======== ========
EARNINGS (LOSS) PER
 SHARE FROM
 DISCONTINUING
 OPERATIONS - DILUTED    $(0.08)   $(0.01)  $(0.15)    $0.21   $(0.52)
                        ======== ========= ========  ======== ========

NET EARNINGS (LOSS) PER
 SHARE - BASIC            $0.20     $0.29   $(0.12)    $0.95   $(0.38)
                        ======== ========= ========  ======== ========
NET EARNINGS (LOSS) PER
 SHARE - DILUTED          $0.20     $0.27   $(0.12)    $0.89   $(0.37)
                        ======== ========= ========  ======== ========


                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
              EARNINGS PER SHARE CALCULATION - UNAUDITED
                              GAAP BASIS
               (In Millions, Except Per Share Amounts)


                                                          For the
Numerator:               For the Three Months Ended  Nine Months Ended
                         --------------------------- -----------------
                         July 29, April 29, July 31, July 29, July 31,
                            2005      2005     2004     2005     2004
                         --------------------------- -----------------
Net income (loss) from
 continuing operations      34.1      34.8      3.8     83.0     18.0
Convertible note interest    2.3       2.0        -      6.1        -
Net income (loss) from
 continuing operations -
 diluted                   $36.4     $36.8     $3.8    $89.1    $18.0
                         =========================== =================

Denominator:
Weighted average common
 shares outstanding -
 basic                     116.0     115.7    115.6    115.8    115.4
Convertible bonds
 converted to common
 stock                      14.3      14.3        -     14.3        -
Employee options and
 other                       1.1       0.5      0.4      0.7      0.8
                         --------------------------- -----------------
Weighted average common
 shares outstanding -
 diluted                  $131.4    $130.5   $116.0   $130.8   $116.2
                         =========================== =================

Basic income (loss) per
 share from continuing
 operations                $0.29     $0.30    $0.03    $0.72    $0.15
                         =========================== =================
Diluted income (loss) per
 share from continuing
 operations                $0.28     $0.28    $0.03    $0.68    $0.15
                         =========================== =================


            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                            (in millions)
                     SUBJECT TO RECLASSIFICATION

                                                     Nine Months Ended
                                                     July 29, July 31,
                                                       2005     2004
                                                     -------- --------
Cash Flows from Operating Activities:
   Net Income From Continuing Operations               $83.0    $18.0
  Adjustments:
    Impairments                                          0.1      1.1
    Depreciation and amortization                       41.5     28.9
    Change in bad debt reserves                         (2.8)    (1.3)
    Change in inventory reserves                         1.9      0.6
    Change in warranty reserves                         (1.8)       -
    Non-cash stock compensation                          2.2      2.1
    Gain on sale of an investment                          -     (4.8)
    Loss on sale of business and product lines             -     (2.8)
    Gain on sale of fixed assets                        (4.5)    (0.3)
    Other                                               (2.2)    (1.1)
    Changes in assets & liabilities, net of
     acquisitions
      Accounts receivable and unbilled revenues        (52.7)     8.6
      Inventories                                      (30.7)   (21.2)
      Prepaid income taxes and other assets            (13.5)     3.4
      Accounts payable                                   4.4     (1.7)
      Accrued liabilities                              (18.0)    (3.4)
                                                     -------- --------
        Total cash provided (used) by operating
         activities from continuing operations           6.9     26.1
        Total cash provided (used) by operating
         activities from discontinued operations        (2.3)   (45.0)
                                                     -------- --------
        Total cash provided (used) by operating
         activities                                      4.6    (18.9)

Cash Flows from Investing Activities:
  Acquisitions, net of cash acquired                    (3.8)  (293.9)
  Divestitures, net of cash disposed                    33.6      5.2
  Property and equipment additions, net of disposals   (16.5)   (10.4)
  Proceeds from disposal of property and equipment      16.7     10.8
  Proceeds from sale/collection of note receivable      18.2        -
  Change in restricted cash                              5.4     (4.2)
  Change in Investments                                (29.8)    93.8
                                                     -------- --------
        Total cash provided (used) by investing
         activities                                     23.8   (198.7)


Cash Flows from Financing Activities:
  Increase (Decrease) in debt                           (0.2)   (10.2)
  Common stock issued                                   11.4      3.3
                                                     -------- --------
        Total cash provided by (used) by financing
         activities                                     11.2     (6.9)

Effect of exchange rate on cash                         (4.6)    (0.9)
                                                     -------- --------

Increase in cash and cash equivalents                   35.0   (225.4)

Cash and cash equivalents, beginning of period          66.2    285.6
                                                     -------- --------

Cash and cash equivalents, end of period              $101.2    $60.2
                                                     ======== ========


     CONTACT: ADC, Minneapolis
              Investor Relations:
              Mark Borman, 952-917-0590
              or
              Public Relations:
              Chuck Grothaus, 952-917-0306